                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 5, 2002
                                 (April 5, 2002)

                                ALAMO GROUP INC.
             (Exact name of registrant as specified in its charter)

     State of Delaware                  0-21220                   74-1621248
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                  File No.)            Identification No.)

                          1502 E. Walnut, Seguin, Texas
                                      78155

             -------------------------------------------------------
                    (Address of Principal executive offices)

       Registrant's telephone number, including area code, (830) 379-1480

                                Alamo Group Inc.
                                    Form 8-K

ITEM 2.  ACQUISITION OF ASSETS.

On April 5, 2002, Registrant, through a wholly-owned direct subsidiary, acquired substantially all of the inventory, fixed assets and certain other assets of the Valu-Bilt Tractor Parts division ("Valu-Bilt") of Quality Stores, Inc. ("Quality"), a Delaware Corporation headquartered in Muskegon, Michigan. Valu-Bilt is headquartered in Des Moines, Iowa.

Valu-Bilt provides new, used and rebuilt tractor parts and other agricultural parts direct to customers through its catalogue offerings and on a wholesale basis to dealers. Registrant intends to use equipment acquired for the same purpose. Valu-Bilt employs approximately eighty (80) people and its unaudited sales for the year ending February 2, 2002, were approximately $14.1 million.

On November 1, 2001, Quality filed a voluntary petition pursuant to Title 11 of the United States Code, 11 U.S.C. Section 101 ET SEQ., as amended in the United States Bankruptcy Court for the Western District of Michigan. On February 21, 2002, Quality filed with the Bankruptcy Court for the Western District of Michigan the Motion for Orders (A) Scheduling an Auction and Establishing Bidding Procedures for the Sale of the Debtors' Valu-Bilt Assets; (B) Approving the Sale of the Debtors' Valu-Bilt Assets; (C) Authorizing Assumption and Assignment of Certain Unexpired Leases and Executory Contracts and (D) Extending the Time to Assume or Reject the Valu-Bilt Lease of Non-residential Real Property. On February 28, 2002, Quality requested that the Bankruptcy Court schedule an auction for March 22, 2002, and establish other bidding procedures described in the Motion. Quality conducted an auction for the Valu-Bilt Tractor Parts on March 22, 2002. On March 25, 2002, the Bankruptcy Court approved the sale to Registrant as there were no other bidders.

The purchase price of approximately $7.5 million in cash is subject to certain contractual adjustments which are expected to reduce the purchase price to approximately $6.4 million. The purchase price is being financed in its entirety by borrowing from Bank of America, N.A., etal, under an existing revolving-credit facility.

The acquisition will be accounted for as a purchase. As a result of the purchase, Registrant acquired assets with a projected value of approximately $6.4 million. The purchase price does not include a premium over the net asset value.

                                Alamo Group Inc.
                                    Form 8-K

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

No Financial Statements are required by this Item.

EXHIBIT 10.1

Asset Purchase Agreement dated as of February 19, 2002, between Quality Stores, Inc. as Seller and Alamo Group (IA) Inc. as Buyer.

                                Alamo Group Inc.
                                    Form 8-K

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 19, 2002                              By: /s/ Robert H. George
                                                      --------------------------
                                                           Robert H. George
                                                           Vice President